
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT      1. CONTACT ID CODE                                      PAGE OF PAGE
                                                                                                                      1      19
________________________________________________________________________________________________________________________________
4. AMENDMENT/MODIFICATION NO.         5. EFFECTIVE DATE           6. REQUIREMENT/PURCHAS REG. NO.     PROJECT NO. (If applicable)
           P00010                            03/06/97                   2p7AAQ-421A-MOD1
-----------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                    CODE       M15gkm03        7. ADMINISTERED BY (if other than hand)     CODE      22206a
                                      ----------------                                                        ------------
    DEPARTMENT OF ARMY                                          DCMAO BOSTON
    AMS1A-AR-PC-A B,10                                          495 SUMMER STREET
    PICATTNY ARSENAL NJ 07206                                   BOSTON MA 02210-2184

    L. Ketter                   205(201) 724-4771
-----------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., county, State and Zip Code) Vender ID: 0-0004845  DQ  8a. AMENDMENT OF SOLICITATION NO.

                NUCLEAR METALS INC.
                2229 MAIN STREET                                                            9b. DATED (SEE ITEM 11)
                CONCORD MA 01742                                                           10a. MODIFICATION OF ADMINISTRATION NO.
                                                                                          X      DAAK10-81-C-0323

                                                                                           10b. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------------------------------------------------------
CODE             78465             FACILITY CODE
-----------------------------------------------------------------------------------------------------------------------------------

/ / The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer: / / is extended, / / is not extended, Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation as amended, by one of the following
methods: (a) By completing Items 8 and 15, and returning         copies of
the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amenment nubmers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change and offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and be received prior to the opening hour and date specified.

---------------------------------------------------------------------------------------------------
13. ACCOUNTING AND APPROPRIATION DATA (if required)           Obligated Amount US     $6,525,979.00
                                           See Attached.
---------------------------------------------------------------------------------------------------
         13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OR CONTRACTS/ORDERS,
              IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
---------------------------------------------------------------------------------------------------
 (X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: By authority: THE CHANGES SET FORTH IN ITEM 14 ARE
-----    MADE IN THE CONTRACT ORDER NO.

---------------------------------------------------------------------------------------------------
      B. THE ABOVE NUMBERED CONTRACT ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying officer, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO
         THE AUTHORITY OF FAR 29, 100
---------------------------------------------------------------------------------------------------
  x   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

      ---------------------------------------------------------------------------------------------
      D. OTHER (Specify type of modification and authority)

---------------------------------------------------------------------------------------------------
E. IMPORTANT:   Contractor / / is not, /x/ is required to sign this document and return 2 copies
   to the issuing office.                                                              ---
---------------------------------------------------------------------------------------------------
14. DESCRIPTION OF AMENDMENT MODIFICATION (Organized by UCF section headings, including modifications/contracts were feasible.)
           See attached continuation sheet.

Any attempt as provided herein, all terms and conditions of this       reference      and in full
force and effect.
---------------------------------------------------------------------------------------------------
14A. NAME AND TITLE OF SIGNER (Type or print)                 14B. NAME AND TITLE OF CONTRACTING
                                                                    OFFICER (Type of
  /s/ Donald T. King, Mgr. Sales & Contracts                        Harry Santa
---------------------------------------------------------------------------------------------------
15A. CONTRACTOR/               15C. DATE SIGNED        15C. UNITED STATES OF AMERICA   15D. DATE
                                                                                            SIGNED
   /s/ Donald T. King               3/10/97               or /s/ Harry Santa              10 Mar 97
---------------------------------------------------------------------------------------------------



                                                                           Page 1A of 19

                                          DAAKIO-81-C-0323
                                         Modification P00010
                               SUPPLIES OR SERVICES AND PRICES/COSTS

ITEM                DESCRIPTION               QUANTITY    U/I       UNIT PRICE          AMOUNT
----    -----------------------------------   --------    ---     --------------     ------------

0001    This line covers the basic contract     1.00      EA      7317996.000000     7,317,996.00
        and mods up to P00009.
        PR Number: PreAud-****-0197

0009    PR Number: 2P7AA0-421A-MG01             1.00      EA      6525979.000000     6,525,979.00


CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 2 OF 19
                                  MODIFICATION P00010

The purpose of the Modification is to incorporate the attached Army Contract Adjustment Board Memorandum of Decision No. 1244, dated 13 Sep 1996 and implement same by a Supplement Agreement, the terms of which are as follows:

A. The Government shall pay the Contractor a firm fixed price of $6,525,979 for the Contractor to conduct all activities necessary for Decontamination & Decommissioning (i.e. treat, excavate, transport, bury and otherwise cleanup) of the Holding Basin at Contractor's Concord facility as specified in the five performance based milestones set forth in Paragraph D. It is the contractor's responsibility to comply with all environmental laws, regulations, and standards, and obtain all environmental permits necessary to do the remediation effort. Execution of the Modification is implementation of an ACAB Decision and does not constitute any admission of liability by either party. Cleanup of areas other than the holding basin will be charged to appropriate overhead and/or G&A pools in accordance the ACAB decision.

B. Period of Performance is as specified in Performance Milestones and paragraph H.

C. The attached firm fixed price--services clauses are included in the contract and made applicable to this modification. None of the cost type clauses contained in the basic contract apply to this modification.

D. Payments shall be made as performance based payments in accordance with FAR 52.232-32 and the performance schedule set forth below. Each of the individual milestone payments will be paid in full when the US Army TACOM-ARDEC is provided with documentation confirming full performance of each individual milestone, and has been properly invoiced.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 3 OF 19
                                  MODIFICATION P00010


1. SUBMITTAL OF Decontamination & Decommissioning/Response
Action Measure for the Holding Basin to Army (30 calendar days
after contract award)                                               $2,000,000.

2. Completion of enclosure construction/obtain equipment.              500,000.

3. Complete excavation and packaging of Basin Material in accordance with D&D/RAM Plan. NMI is not authorized to proceed, or to receive any payment under the provisions of this Modification until it demonstrates and provides to the Army proof that it has received regulatory approval of all of the necessary cleanup, decommissioning, and decontamination plans. The Contracting Officer may suspend payments in the event NMI does not prepare or submit to regulatory agencies, any required environmental analysis, environmental reports, or other information required for regulatory agencies to take approval action on D&D plans.

    a.  At the time 1,500 cubic yards of the basin material have been removed and delivered to the rail site. Expected to
        be on or about 15 Jul 97. NMI will provide documentary
        evidence with its invoice that a sufficient number of
        rail cars have been loaded to achieve a level of 1,500
        cubic yards.                                                 1,000,000.

    b.   At the time 1,500 cubic yards of the basin material have
         been removed and delivered to the rail site (in addition
         to the item 3.a material). Expected to be on or about 15
         Aug 97. NMI will provide documentary evidence with its
         invoice that a sufficient number of rail cars have been
         loaded to achieve a level of 1,500 cubic yards.             1,000,000.



    c. At the time 1,500 cubic yards of the basin material have been removed and delivered to the rail site (in addition to the item 3.a and 3.b material). Expected to be on or about 15 Sep 97. NMI will provide documentary evidence with its invoice that a sufficient number of rail cars have been loaded to achieve a level of 1,500 cubic yards.
                                                                     1,000,000.

    NMI is not authorized to proceed on excavation until they have received prior approval from the appropriate regulatory agencies of the Decontamination and Decommissioning and Response Action Measure Plans associated with the holding basin and provide evidence of same to the Army.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 4 OF 19

                                  MODIFICATION P00010


4. D&D of basin enclosure certification from regulatory
agency.                                                                250,000.

5. Provide Army with all necessary regulatory
acceptance/certification by Local, State and Federal Agencies of confirmatory post basin site survey and release of NMI and the US Army in accordance with regulatory criteria. NMI's
Preliminary Decommissioning Plan will be submitted to the Army
within 90 days after contract award.                                   775,979.

                                                          Total      6,525,979.

E. In consideration of the above, the Contractor agrees to waive, release, indemnify and hold the Government harmless from any and all claims of any kind related to existing contamination and/or waste at NMI's concord site, including, but not limited to, any type of contract, environmental claims, CERCLA claims, including claims based on being an arranger for disposal, or an operator, or any claims of active or passive negligence by the Government or its agents or employees but excluding only claims for decontamination and disposal of government-furnished equipment maintained and identified under facilities Contract No. DAAA09-90-E-0013 or any successor facilities contract. Any and all violations or fines by any authority regarding the presence, removal, or disposal of waste will be the responsibility of the contractor.

F. Monthly letter reports and copies of any correspondence between NMI, regulator or other government agencies (i.e. letters, document, reports, studies, notices of meetings/ plans, etc.) (contractor format is acceptable) are to be submitted to US Army, ARDEC, ATTN: Michael Los, AMSTA-AR-SRC, Building 172, Picatinny Arsenal, NJ 07806-5000.

G. Stop Work Order clause (52.242-15) is amended to include: "should a stop work order be issued, the contractor must make necessary safeguards at holding basin and work area to preclude environmental damage during the stoppage".

H. "Site-wide" environmental assessment plans approved by The Regulatory Agency shall be completed and provided within 16 months of execution of this modification. NMI's Preliminary Decommissioning Plan will be submitted to the Army within 90 days after contract award.

Payment will be made by DFAS Columbus Center DFAS-CO/DPRO West Division, P.O. Box 182511, Columbus, OH 43218-2225.

As a result of this modification, the contract is increased by $6,525,979.00 from $7,317,996.00 to $13,843,975.00.

All other terms and conditions remain unchanged.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 5 OF 19

                                  MODIFICATION P00010



                            FIRM FIXED PRICE CLAUSES
                            ------------------------

INSPECTION AND ACCEPTANCE:
--------------------------

52.246-4   INSPECTION OF SERVICES-                                     AUG 1996
           FIXED-PRICE

52.242-15 STOP-WORK ORDER. (AUG 1989)
-------------------------------------

(a) The Contracting Officer may, at any time, by written order to the Contractor, require the Contractor to stop all, or any part, of the work called for by this contract for a period of 90 days after the order is delivered to the Contractor, and for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, the Contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work order is delivered to the Contractor, or within any extension of that period to which the parties shall have agreed, the Contracting Officer shall either:

(1) Cancel the stop-work order; or

(2) Terminate the work covered by the order as provided in the Default, or the Termination for Convenience of the Government, clause of this contract.

(b) If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, the Contractor shall resume work. The Contracting Officer shall make an equitable adjustment in the delivery schedule or contract price, or both, and the contract shall be modified, in writing, accordingly, if:

(1) The stop-work order results in an increase in the time required for, or in the Contractor's cost properly allocable to, the performance of any part of this contract; and

(2) The Contractor asserts its right to the adjustment within 30 days after the end of the period of work stoppage; provided, that, if the Contracting Officer decides the facts justify the action, the Contracting Officer may receive and act upon a proposal submitted at any time before final payment under this contract.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 6 OF 19
                                  MODIFICATION P00010


(c) If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of the Government, the Contracting Officer shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

(d) If a stop-work order is not canceled and the work covered by the order is terminated for default, the Contracting Officer shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

CONTRACT ADMINISTRATION DATA
----------------------------

    PRON:        2P7AA0421ANG
    ACCTG CLASS: 2172034 75H5H00P210 25CZ S28017

CONTRACTOR'S REMIT-TO ADDRESS FOR PAYMENT OF INVOICES
-----------------------------------------------------

    Payment shall be made to the remit-to address shown on the invoice as authorized by the contractor.

CONTRACTORS INVOICES
--------------------

    Request for Payment: Submit Public Vouchers to the Finance Office FOUND IN Block 6 of Standard Form 30 (Amendment of Solicitation/ Modification of Contract)

ADDITIONAL INFORMATION
----------------------

    Contract Specialist:  Linda Kettler
    Organization Code:    AMSTA-AR-PC-C
    Telephone Number:     201-724-4771
    Facsimile Number:     201-724-4524 252-201-7000

CONTRACTING OFFICER'S REPRESENTATIVE. (DEC 1991)
------------------------------------------------

(a) "Definition. Contracting officer's representative" means an individual designated in accordance with subsection 201.602-2 of the Defense Federal Acquisition Regulation Supplement and authorized in writing by the contracting officer to perform specific technical or administrative functions.

    (b) If the Contracting Officer designates a contracting officer's representative (COR), the Contractor will receive a copy of the written designation. It will specify the extent of the COR's authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quality, quantity, delivery, or any other term or condition of the contract.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 7 OF 19
                                  MODIFICATION P00010

252.223-7001 HAZARD WARNING LABELS. (DEC 1991)
----------------------------------------------


(a) "Hazardous material," as used in this clause, is defined in the Hazardous Material Identification and Material Safety Data clause of this contract.

(b) The Contractor shall label the item package (unit container) of any hazardous material to be delivered under this contract in accordance with the Hazard Communication Standard (29 CFR 1910.1200 "et seq"). The Standard requires that the hazard warning label conform to the requirements of the standard unless the material is otherwise subject to the labelling requirements of one of the following statutes:

(1) Federal Insecticide, Fungicide and Rodenticide Act;

(2) Federal Food, Drug and Cosmetics Act;

(3) Consumer Product Safety Act;

(4) Federal Hazardous Substances Act; or\

(5) Federal Alcohol Administration Act.

(c) The Offeror shall list which hazardous material listed in the Hazardous Material Identification and Material Safety Data clause of this contract will be labelled in accordance with one of the Acts in paragraphs (b) (1) through
(5) of this clause instead of the Hazard Communication Standard. Any hazardous material not listed will be interpreted to mean that a label is required in accordance with the Hazard Communication Standard.

----------------------------------------
Material (if none, insert "none.")   Act
----------------------------------------

----------------      ------------------
----------------      ------------------
----------------------------------------


(d) The apparently successful Offeror agrees to submit, before award, a copy of the hazard warning label for all hazardous materials not listed in paragraph (c) of this clause. The Offeror shall submit the label with the Material Safety Data Sheet being furnished under the Hazardous Material Identification and Material Safety Data clause of this contract.

(e) The Contractor shall also comply with MIL-STD-129, Marking for Shipment and Storage (including revisions adopted during the term of this contract).

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 8 OF 19
                                  MODIFICATION P00010

REQUIRED INSURANCE (WRITTEN IN PLAIN ENGLISH)
---------------------------------------------

Under FAR 52.228-5, in Section I, you must have the kinds and minimum amounts of insurance in FAR 28.307-2.

SAFETY REQUIREMENTS FOR HAZARDOUS ITEMS (WRITTEN IN PLAIN ENGLISH)
------------------------------------------------------------------

a. The contractor shall use the safety data provided in the Hazardous Component Safety Data Sheets (HCSDS) to insure the safe handling of the energetic material. The HCSDS are in Section J of the contract.

b. The contractor shall comply with Paragraph F, Chapter 1 of DOD 4146.26M, DOD Contractor's Safety Manual for Ammunition and Explosives. This requires the contractor to submit all site and construction plans through the local Defense Contract Management District Safety Office to the Contracting Officer for approval. The contractor must also submit changes for approval. Contractors will assure that their subcontractors follow the same procedures.

c. Whenever the contractor uses a government facility, he shall comply with the local safety requirements of that facility.

d. The contractor must obtain written approval from the Contracting Officer before the award of a subcontract involving explosives, propellants or pyrotechnic materials. When the contractor requests the Contracting Officer's approval, the Contracting Officer will arrange a Defense Logistics Agency preaward safety survey for each subcontractor.

e. The contractor is responsible for decontaminating all facilities/equipment at the end of the contract unless they intend to continue using the facilities/equipment for similar purposes. You must include these costs original contract. The contractor must provide the Contracting Officer with a certification that you decontaminated all contaminated facilities/equipment.

f. The contractor is responsible for properly disposing of hazardous materials during this contract. If disposal is done on the subcontractor's site, the contractor must note this in his site plan per paragraph b. The Contracting Officer must approve a subcontractor prior to him performing disposal per paragraph d.

g. The contractor will provide reports of accidents/incidents as required by Data Item DI-H- 1329A. The government reserves the right to investigate any accident/incident under Chapter 2, Paragraphs F and G of DOD 4145.26M, DOD Contractor's Safety Manual for Ammunition and Explosives.

CONTINUATION SHEET                  DAAK10-81-C-0323              PAGE 9 OF 19
                                  MODIFICATION P00010

GOVERNMENT CONTRACTOR RELATIONSHIPS (WRITTEN IN PLAIN ENGLISH)
--------------------------------------------------------------

The Government and the Contractor agree that:

    a. The Contractor will not perform or be paid for any personal services.

    b. The Contractor or its employees will notify the Contracting Officer of any suspected personal services prior to performance.

    c. No employer-employee relationships will exist between the Government and the Contractor or its employees.

    (1) A military or civilian Government employee will not appoint, employ, supervise, direct or evaluate contractor personnel.

    (2) Contractor personnel will not:

        (a) make Government policy;

        (b) command, supervise, direct, or evaluate Government military or civilian personnel or other contractor personnel; or

        (c) be part of a Government organization.

     d. The Contractor and/or its employees will not exercise personal judgment or discretion on behalf of the Government.

     e. Contractor employees will act and exercise personal judgment or discretion only on behalf of the Contractor.

     f. The Contractor and its employees entering Picatinny Arsenal will follow the installation's rules, regulations, directions and other requirements for good order, security and administration.

MATERIAL INSPECTION AND RECEIVING REPORT (WRITTEN IN PLAIN ENGLISH)
-------------------------------------------------------------------

Distribute DD Form 250 to the following:

1 each -                          ARDEC, ATTN: Michael Los, AMSTA-AR-SRC
                                      Building 172
1 each - Contract Admin Office    Block 6 of SF30
1 each - Contract Office          Block 5 of SF30
4 each - Payment Office           As shown in on Page 4 of this modification.

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 10 OF 19
                                  MODIFICATION P00010

MATERIAL SAFETY DATA SHEETS (MSDS) (WRITTEN IN PLAIN ENGLISH)
-------------------------------------------------------------

1. The contractor shall send the Material Safety Data Sheets (MSDS) prior to award to the Contracting Officer and a copy with the first delivery of supplies to Commander, U.S. Army ARDEC, ATTN: SMCAR-SE, Picatinny Arsenal, NJ 07806-5000, required by FAR 52.223-3, Hazardous Material Identification and Material Safety Data, FAR 52.223-3.

2. We will not accept a delivery of any hazardous chemical/material when:

    a. the applicable MSDS is not delivered with the first delivery of the supplies; and/or

    b. the container label on the supplies is inadequate, unreadable, missing, or does not agree with the accompanying MSDS.


52.252-2 CLAUSES INCORPORATED BY REFERENCE. (JUN 1988)
------------------------------------------------------

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

52.202-1    DEFINITIONS                                       OCT 1995

52.203-3    GRATUITIES                                        APR 1984

52.203-5    COVENANT AGAINST CONTINGENT FEES                  APR 1984

52.203-6    RESTRICTIONS ON SUBCONTRACTOR SALES               JUL 1995
            TO THE GOVERNMENT

52.203-7    ANTI-KICKBACK PROCEDURES                          JUL 1995

52.203-8   CANCELLATION, RESCISSION, AND                      JAN 1997
           RECOVERY OF FUNDS FOR ILLEGAL OR
           IMPROPER ACTIVITY

52.203-10  PRICE OR FEE ADJUSTMENT FOR ILLEGAL                JAN 1997
           OR IMPROPER ACTIVITY

52.204-4   PRINTING/COPYING DOUBLE-SIDED ON                   JUN 1996
           RECYCLED PAPER

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 11 OF 19
                                  MODIFICATION P00010


52.209-6   PROTECTING THE GOVERNMENT'S                        JUL 1995
           INTEREST WHEN SUBCONTRACTING WITH
           CONTRACTORS DEBARRED, SUSPENDED, OR
           PROPOSED FOR DEBARMENT

52.211-15  DEFENSE PRIORITY AND ALLOCATION                    SEP 1990
           REQUIREMENTS

52.215-2   AUDIT AND RECORDS--NEGOTIATION                     AUG 1996

52.215-23  PRICE REDUCTION FOR DEFECTIVE COST                 OCT 1995
           OR PRICING DATA--MODIFICATIONS

52.215-25  SUBCONTRACTOR COST OR PRICING DATA                 OCT 1995
           -MODIFICATIONS

52.215-27  TERMINATION OF DEFINED BENEFIT                     MAR 1996
           PENSION PLANS

52.215-31  WAIVER OF FACILITIES CAPITAL COST                  SEP 1987
           OF MONEY

52.215-33  ORDER OF PRECEDENCE                                JAN 1986

52.215-39  REVERSION OR ADJUSTMENT OF PLANS                   MAR 1996
           FOR POST-RETIREMENT BENEFITS OTHER
           THAN PENSIONS (PRB)

52.215-40  NOTIFICATION OF OWNERSHIP CHANGES                  FEB 1995

52.219-8   UTILIZATION OF SMALL, SMALL                        OCT 1995
           DISADVANTAGED AND WOMEN-OWNED SMALL
           BUSINESS CONCERNS

52.222-3   CONVICT LABOR                                      AUG 1996

52.222-4   CONTRACT WORK HOURS AND SAFETY                     JUL 1995
           STANDARDS ACT--OVERTIME
           COMPENSATION

52.222-26  EQUAL OPPORTUNITY                                  APR 1984

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 12 OF 19
                                  MODIFICATION P00010


52.222-28  EQUAL OPPORTUNITY PREAWARD                         APR 1984
           CLEARANCE OF SUBCONTRACTS

52.222-35  AFFIRMATIVE ACTION FOR SPECIAL                     APR 1984
           DISABLED AND VIETNAM ERA VETERANS

52.222-36  AFFIRMATIVE ACTION FOR HANDICAPPED                 APR 1984
           WORKERS

52.222-37  EMPLOYMENT REPORTS ON SPECIAL                      JAN 1988
           DISABLED VETERANS AND VETERANS OF
           THE VIETNAM ERA

52.222-41  SERVICE CONTRACT ACT OF 1965, AS                   MAY 1989
           AMENDED

52.222-44  FAIR LABOR STANDARDS ACT AND                       MAY 1989
           SERVICE CONTRACT ACT--PRICE
           ADJUSTMENT

52.223-2   CLEAN AIR AND WATER                                APR 1984

52.223-6   DRUG-FREE WORKPLACE                                JAN 1997

52.223-14  TOXIC CHEMICAL RELEASE REPORTING                   OCT 1996

52.225-11  RESTRICTIONS ON CERTAIN FOREIGN                    OCT 1996
           PURCHASES

52.227-1   AUTHORIZATION AND CONSENT                          JUL 1995

52.227-2   NOTICE AND ASSISTANCE REGARDING                    AUG 1996
           PATENT AND COPYRIGHT INFRINGEMENT

52.229-4   FEDERAL, STATE, AND LOCAL TAXES                    JAN 1991
           (NONCOMPETITIVE CONTRACT)

52.229-5   TAXES--CONTRACTS PERFORMED IN U.S.                 APR 1984
           POSSESSIONS OR PUERTO RICO

52.230-2   COST ACCOUNTING STANDARDS                          APR 1996

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 13 OF 19
                                  MODIFICATION P00010

52.230-3   DISCLOSURE AND CONSISTENCY OF COST                  APR 1996
           ACCOUNTING PRACTICES

52.232-32  PERFORMANCE-BASED PAYMENTS                          OCT 1995

52.232-8   DISCOUNTS FOR PROMPT PAYMENT                        APR 1989

52.232-9   LIMITATION ON WITHHOLDING OF                        APR 1984
           PAYMENTS

52.232-11  EXTRAS                                              APR 1984

52.232-17  INTEREST                                            JUN 1996

52.232-23  ASSIGNMENT OF CLAIMS                                JAN 1986
           --ALTERNATE I (APR 1984)

52.232-25  PROMPT PAYMENT                                      MAR 1994

52.233-1   DISPUTES                                            OCT 1995

52.233-3   PROTEST AFTER AWARD                                 AUG 1996

52.242-13  BANKRUPTCY                                          JUL 1995

52.243-1   CHANGES--FIXED-PRICE                                AUG 1987
           --ALTERNATE I (APR 1984)

52.244-1   SUBCONTRACTS (FIXED-PRICE                           FEB 1995
           CONTRACTS)

52.244-5   COMPETITION IN SUBCONTRACTING                       DEC 1996

52.246-25  LIMITATION OF LIABILITY--SERVICES                   FEB 1997

52.249-2   TERMINATION FOR CONVENIENCE OF THE                  SEP 1996
           GOVERNMENT (FIXED-PRICE)

52.249-8   DEFAULT (FIXED-PRICE SUPPLY AND                     APR 1984
           SERVICE)

52.253-1   COMPUTER GENERATED FORMS                            JAN 1991

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 14 OF 19
                                  MODIFICATION P00010

252.203-7000   STATUTORY PROHIBITIONS ON                      NOV 1995
               COMPENSATION TO FORMER DEPARTMENT
               OF DEFENSE EMPLOYEES

252.203-7001   SPECIAL PROHIBITION ON EMPLOYMENT              NOV 1995

252.204-7003   CONTROL OF GOVERNMENT PERSONNEL                APR 1992
               WORK PRODUCT

252.225-7001   BUY AMERICAN ACT AND BALANCE OF                JAN 1994
               PAYMENTS PROGRAM

252.225-7002   QUALIFYING COUNTRY SOURCES AS                  DEC 1991
               SUBCONTRACTORS

252.231-7000   SUPPLEMENTAL COST PRINCIPLES                   DEC 1991

252.242-7000   POSTAWARD CONFERENCE                           DEC 1991

52.215-42 REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN
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COST OR PRICING DATA--MODIFICATIONS. (JAN 1997)
-----------------------------------------------

(a) Exceptions from cost or pricing data.

(1) In lieu of submitting cost or pricing data for modifications under this contract, for price adjustments expected to exceed the threshold set forth at FAR 15.804-2(a)(1) on the date of the agreement on price or the date of the award, whichever is later, the Contractor may submit a written request for exception by submitting the information described in the following subparagraphs. The Contracting Officer may require additional supporting information, but only to the extent necessary to determine whether an exception should be granted, and whether the price is fair and reasonable--

(i) Identification of the law or regulation establishing the price offered. If the price is controlled under law by periodic rulings, reviews, or similar actions of a governmental body, attach a copy of the controlling document, unless it was previously submitted to the contracting office.

(ii) Information on modifications of contracts or subcontracts for commercial items.

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 15 OF 19
                                  MODIFICATION P00010

(A) If (1) The original contract or subcontract was granted an exception from cost or pricing data requirements because the price agreed upon was based on adequate price competition, or prices set by law or regulation, or was a contract or subcontract for the acquisition of a commercial item, and (2) the modification (to the contract or subcontract) is not exempted based on one of these exceptions, then the Contractor may provide information to establish that the modification would not change the contract or subcontract from a contract or subcontract for the acquisition of a commercial item to a contract or subcontract for the acquisition of an item other than a commercial item.

(B) For a commercial item exception, the Contractor shall provide, at a minimum, information on prices at which the same item or similar items have previously been sold that is adequate for evaluating the reasonableness of the price of the modification. Such information may include:

(1) For catalog items, a copy of or identification of the catalog and its date, or the appropriate pages for the offered items, or a statement that the catalog is on file in the buying office to which the proposal is being submitted. Provide a copy or describe current discount policies and price lists (published or unpublished), e.g., wholesale, original equipment manufacturer, or reseller. Also explain the basis of each offered price and its relationship to the established catalog price, including how the proposed price relates to the price of recent sales in quantities similar to the proposed quantities.

(2) For market-price items, the source and date or period of the market quotation or other basis for market price, the base amount, and the applicable discounts. In addition, describe the nature of the market.

(3) For items included on an active Supply Service Multiple Award Schedule contract, proof that an exception has been granted for the schedule.

(2) The Contractor grants the Contracting Officer or an authorized representative the right to examine, at any time before award, books, records, documents, or other directly pertinent records to verify any request for an exception under this clause, and the reasonableness of price. Access does not extend to cost or profit information or other data relevant solely to the Contractor's determination of the prices to be offered in the catalog or marketplace.

(b) Requirements for cost or pricing data. If the Contractor is not granted an exception from the requirement to submit cost pricing data, the following applies:

(1) The Contractor shall submit cost or pricing data on standard Form (SF) 1411 Contract Pricing Proposal Cover Sheet (Cost or Pricing Data Required), with supporting attachments prepared in accordance with Table 15-2 of FAR 15.804-6(b)(2).

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 16 OF 19
                                  MODIFICATION P00010

(2) As soon as practical after agreement on price, but before award (except for unpriced actions), the Contractor shall submit a Certificate of Current Cost or Pricing Data, as prescribed by FAR 15.804-4.

I.3 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA.
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(JAN 1997)
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(a) "Hazardous material," as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including revisions adopted during the term of the contract).

(b) The offeror must list any hazardous material, as defined in paragraph (a) of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

Material (if none, insert "None")
________________________________________________________________
________________________________________________________________
________________________________________________________________

Identification No.
________________________________________________________________
________________________________________________________________
________________________________________________________________

(c) This list must be updated during the performance of the contract whenever the Contractor determines that any other material to be delivered under this contract is hazardous.

(d) The apparently successful offeror agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in paragraph (b) of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not the apparently successful offeror is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result in the apparently successful offeror being considered non responsible and ineligible for award.

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 17 OF 19
                                  MODIFICATION P00010

(e) If, after award, there is a change in the composition of the item(s) or a revision to Federal Standard No. 313, which renders incomplete or inaccurate the data submitted under paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer and resubmit the data.

(f) Neither the requirements of this clause nor any act or failure to act by the Government shall relieve the Contractor of any responsibility or liability for the safety of Government, Contractor, or subcontractor personnel or property.

(g) Nothing contained in this clause shall relieve the Contractor from complying with applicable Federal, State, or local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

(h) The Government's rights in data furnished under this contract with respect to hazardous material are as follows: (1) To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to:

(i) Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

(ii) Obtain medical treatment for those affected by the material; and

(iii) Have others use, duplicate, and disclose the data for the Government for these purposes.

(2) To use, duplicate, and disclose data furnished under this clause, in accordance with subparagraph (h)(1) of this clause, in precedence over any other clause of this contract providing for rights in data.

(3) The Government is not precluded from using similar or identical data acquired from other sources.

52.223-7 NOTICE OF RADIOACTIVE MATERIALS. (JAN 1997)
----------------------------------------------------

(a) The Contractor shall notify the Contracting Officer or designee, in writing, [ ]* days prior to the delivery of, or prior to completion of any servicing required by this contract of, Items containing either

(1) radioactive material requiring specific licensing under the regulations issued pursuant to the Atomic Energy Act of 1954, as amended, as set forth in title 10 of the Code of Federal Regulations, in effect on the date of this contract; or

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 18 OF 19
                                  MODIFICATION P00010

(2) other radioactive material not requiring specific licensing in which the specific activity is greater than 0.002 microcuries per gram or the activity per item equals or exceeds 0.01 microcuries. Such notice shall specify the part or parts of the items which contain radioactive materials, a description of the materials, the name and activity of the isotope, the manufacturer of the materials, and any other information known to the Contractor which will put users of the items on notice as to the hazards involved (OMB No. 9000-0107).

* The contracting Officer shall insert the number of days required in advance of delivery of the item or completion of the servicing to assure that required licenses are obtained and appropriate personnel are notified to institute any necessary safety and health precautions. See FAR 23.601(d).

(b) If there has been no change affecting the quantity of activity, or the characteristics and composition of the radioactive material from deliveries under this contract or prior contracts, the Contractor may request that the Contracting Officer or designee waive the notice of requirement in paragraph (a) of this clause. Any such request shall:

(1) Be submitted in writing;

(2) State that the quantity of activity, characteristics, and composition of the radioactive material have not changed; and

(3) Cite the contract number on which the prior notification was submitted and the contracting office to which it was submitted.

(c) All items, parts or subassemblies which contain radioactive materials in which the specific activity is greater than 0.002 microcuries per gram or activity per item equals or exceeds 0.01 microcuries, and all containers in which such items, parts or subassemblies are delivered to the Government shall be clearly marked and labeled as required by the latest version of MIL-STD 129 in effect on the date of the contract.

(d) This clause, including this paragraph (d), shall be inserted in all subcontracts for radioactive materials meeting the criteria in paragraph (a) of this clause.

CONTINUATION SHEET                  DAAK10-81-C-0323             PAGE 19 OF 19
                                  MODIFICATION P00010

52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS.
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(OCT 1995)
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(a) Definition.

Commercial item, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

Subcontract, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or non developmental items as components of items to be supplied under this contract.

(c) Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

(1) 52.222-26, Equal Opportunity (E.O. 11246);

(2) 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (38 U.S.C. 4212(a));

(3) 52.222-36, Affirmative Action for Handicapped Workers (29 U.S.C. 793);
and

(4) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.